UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2008

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2008, the Compensation Committee of the Board of Directors of FreightCar America, Inc. (the “Company”) approved the award of shares of restricted stock and options to certain employees of the Company pursuant to its 2005 Long Term Incentive Plan (the “Plan”). The form of Stock Option Award Agreement and form of Restricted Share Award Agreement to be used for such grants are attached hereto, respectively, as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

The form of Restricted Share Award Agreement provides for the grant of the Company’s common stock as restricted stock under the Plan. The restricted stock will vest in three equal installments on January 13, 2009, January 13, 2010 and January 13, 2011, respectively, subject to the recipient’s continued employment with the Company. The form of Restricted Share Award Agreement also contains provisions for non-solicitation and confidentiality covenants by the recipient.

The form of Stock Option Award Agreement provides for the grant of options to purchase the Company’s common stock under the Plan. The options will vest in three equal installments on January 13, 2009, January 13, 2010 and January 13, 2011, respectively. The form of Stock Option Award Agreement also contains provisions for non-solicitation and confidentiality covenants by the recipient.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Stock Option Award Agreement.

Exhibit 10.2	Form of Restricted Share Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: January 13, 2008	By:	/s/ Kevin P. Bagby
	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form of Stock Option Award Agreement.

Exhibit 10.2	Form of Restricted Share Award Agreement.

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